EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NovaStar Financial, Inc., a Maryland corporation, and its subsidiaries

•	NovaStar Assets Corp., a Delaware corporation

•	NovaStar Certificates Financing Corporation, a Delaware corporation

•	NovaStar Capital Access Corp., a Delaware corporation

•	NFI Repurchase Corporation, a Delaware corporation

•	NFI Holding Corporation, a Delaware corporation, and its subsidiaries

a.	NovaStar Capital, Inc., a Delaware corporation

b.	AmPro Financial Services, Inc., a Delaware corporation

c.	NovaStar Credit Services, Inc., a Delaware corporation

d.	NovaStar Mortgage, Inc., a Virginia corporation, and its subsidiaries

1.	NovaStar Mortgage Funding Corporation, a Delaware corporation

2.	NovaStar Mortgage Funding Corporation II, a Delaware corporation

3.	NovaStar Mortgage Funding Corporation III, a Delaware corporation

4.	NovaStar REMIC Financing Corporation, a Delaware corporation

5.	NMI Repurchase Corporation, a Delaware corporation

6.	NMI Repurchase Corporation II, a Delaware corporation

e.	NovaStar Home Mortgage, Inc., a Delaware corporation, and its subsidiaries

1.	NovaStar Home Mortgage of South Carolina, Inc., a Delaware corporation

f.	NovaStar Mortgage Financing Corp., a Delaware corporation

g.	Acceleron Lending, Inc., a Delaware corporation